2022 Annual Baird Global Healthcare Conference Michelle Keefe, CEO Jason Meggs, CFO September 13, 2022 Exhibit 99.1

Except for historical information, all of the statements, expectations, and assumptions contained in this presentation are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the future impact of the COVID-19 pandemic, inflation, and the war between Russia and Ukraine on our business, financial results and financial condition, expected interest rates, anticipated financial results including book-to-bill outlook, our sales pipeline, existing backlog and expectations of net awards, expected non-GAAP tax rate, trends in reimbursable out-of-pocket expenses, benefits of recent acquisitions, and plans for capital deployment. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: risks associated with the COVID-19 pandemic; the Company’s potential failure to generate a large number of new business awards and the risk of delay, termination, reduction in scope, or failure to go to contract of our business awards; the Company’s potential failure to convert backlog to revenue; fluctuations in the Company’s operating results and effective income tax rate; the impact of potentially underpricing the Company’s contracts, overrunning our cost estimates, or failing to receive approval for or experiencing delays with documentation of change orders; cyber-security and other risks associated with the Company’s information systems infrastructure; changes and costs of compliance with regulations related to data privacy; concentration of the Company’s customers or therapeutic areas; the risks associated with doing business internationally, including risks related to the war in Ukraine; challenges by tax authorities of the Company’s intercompany transfer pricing policies; the Company’s potential failure to successfully increase its market share, grow its business, and execute its growth strategies; the Company’s ability to effectively upgrade its information systems; the Company’s failure to perform its services in accordance with contractual requirements, regulatory standards, and ethical considerations; risks related to the management of clinical trials; the need to hire, develop, and retain key personnel; the impact of unfavorable economic conditions, including the uncertain international economic environment, changes in foreign currency exchange rates; effective income tax rate fluctuations; the Company’s ability to protect its intellectual property; risks related to the Company’s acquisition strategy, including its ability to realize synergies; the Company’s relationships with customers who are in competition with each other; any failure to realize the full value of the Company’s goodwill and intangible assets; risks related to restructuring; the Company’s compliance with anti-corruption and anti-bribery laws; the Company’s dependence on third parties; potential employment liability; impacts from increasing focus on environmental sustainability and social initiatives; the Company’s ability to utilize net operating loss carryforwards and other tax attributes; downgrades of the Company’s credit ratings; competition in the biopharmaceutical services industry; outsourcing trends and changes in aggregate spending and research and development budgets; the impact of, including changes in, government regulations and healthcare reform; intense competition faced by our customers from lower cost generic products and other competing products; the Company’s ability to keep pace with rapid technological change; the cost of and the Company’s ability to service its substantial indebtedness; other risks related to ownership of the Company’s common stock; and other risk factors set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as updated by the Company’s other SEC filings, copies of which are available free of charge on the Company's website at investor.syneoshealth.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law. Forward-Looking Statements

SYNH: The Only Fully Integrated Biopharmaceutical Solutions Organization Purpose Built to Accelerate Customer Success Increasingly Complex Environment Requires Innovative Solutions EVOLVING MARKET DYNAMICS Scientific and Regulatory Complexity Targeted Patient Populations Higher-Cost Therapies Market Access Hurdles DCT and Home Health Care Accelerating trials in C&GT/complex modalities SYNEOS HEALTH SOLUTIONS Integrated Patient-Centric Approach Insights-Driven Value and Access Fit for Purpose Manage Complex Modalities

Update on Key Growth Drivers

	YTD Highlights	Current Clinical Dynamics
Large Pharma	• Won new Top 10 preferred provider relationship in Q1 2022 and a Top 50 sole provider relationship for pharmacovigilance services in Q2 2022 • ~12% Top 50 TTM total Company revenue growth[1] • ~14% Top 50 Clinical backlog growth[2]	• Strong current relationships with slower near-term awards pipelines • Active engagement in several new relationship opportunities to drive scale • Top 50 TTM RFP flow up YoY[4]
SMID & Emerging Biopharma	• Pre-revenue biotech represents only ~15% of ending backlog at June 30, 2022 • ~18% SMID TTM total Company revenue growth[1] • ~10% SMID Clinical backlog growth[2]	• Moderated RFP flow and deliberate decision-making continue, reflecting macroeconomic environment • SMID TTM RFP flow down YoY[4]
Clinical Book-to-Bill Outlook	• Anticipate TTM Book-to-Bill for Q3 2022 to be in the range of 1.05x – 1.15x[3]	

Syneos Health

1. For the twelve months ending June 30, 2022 versus twelve months ending June 30, 2021.
2. As of June 30, 2022, excluding reimbursable out-of-pocket expenses.
3. Excluding reimbursable out-of-pocket expenses.
4. As of September 1, 2022.

© 2022 Syneos Health®. All rights reserved. Authorized use only.

4

Investing to Enhance Operating Model & Customer Engagement Clinical Reimagined Technology & Data Post-COVID tech-enabled model, optimizing local country capabilities and resources Investing in complex development areas (e.g., C&GT) and FSP capabilities Enhanced scalability to support additional large pharma penetration Integrating Medical Affairs & Commercial solutions earlier into clinical development Sophisticated customer engagement through strategic solution design and enhanced service approach Reorganization of key customer-facing roles across segments Enhanced geographic footprint in critical biotech corridors around the globe Predictive analytics supporting country and site selection, patient recruitment and enrollment, and site activation Advanced data science AI-based applications through RXDataScience Early signal detection and intervention Optimized resource deployment Unified, cloud-based ERP Business Development

Continuing focus on accelerating large pharma growth while maintaining SMID strength Expanding our differentiated solutions: Syneos One® and full-service Medical Affairs Investing in ForwardBound, Business Development, and innovation to drive growth and margin expansion Purpose Built to Accelerate Customer Success Leading with a Product Development Mindset Across Clinical and Commercial Uniquely Positioned to Deliver Innovative, Integrated Solutions